UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 15, 2025 (January 9, 2025)

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT 84087 (Address of principal executive offices) (zip code)

(424) 394-1090 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the Company’s board of directors approved the appointment of Leo B. Womack as a member of the Company’s board of directors, as well as to serve as a member of each of the audit committee, nominating and corporate governance committee and the compensation committee and to serve as the chairman of the compensation committee.  In connection with Mr. Womack joining the Company’s board of directors, the Company issued Mr. Womack 83,334 restricted shares of its common stock, which shares shall vest equally over a twelve-month period, subject to Mr. Womack’s continued service as a board member.

Below is a description of Mr. Womack’s background:

Mr. Womack joined our board of directors on January 10, 2025. Mr. Womack has been the president and a director of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company, since 1986.  He also serves as the chief executive officer of Ramsey Financial Group, a single-family office managing a diversified portfolio of assets for the Leo B Womack Family Trust. Mr. Womack currently serves on the board of directors of numerous private companies, where he holds varying positions that include chairman, chairman of the audit committee and audit committee member. Since 2015, Mr. Womack has served as a member of the board of directors and as the chairman of the audit committee of Petrolia Energy Corporation Inc.  During his extensive business career, Mr. Womack has served on the board of directors of numerous NASDAQ and OTC public companies in the role of chair of the audit committee. Mr. Womack is licensed as a certified public accountant, a real estate broker, and previously as a securities broker and as a member of the National Association of Corporate Directors. Mr. Womack received a bachelor of arts from Texas A&M University.  Mr. Womack brings a strong background in corporate governance and accounting and capital markets, which we believe qualifies him to serve on our board of directors and adds significant strategic, business and financial experience.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2025, the Board of Directors of the Company adopted Amended and Restated Bylaws, which revised the Company’s former bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Generally, the Amended and Restated Bylaws update the former bylaws, and include, among others, the following modifications:

•the Amended and Restated Bylaws add a provision setting forth certain procedures for the inclusion of stockholder proposals at annual stockholder meetings, including for the nomination of directors by stockholders;

•the Amended and Restated Bylaws provide that directors shall be elected by a plurality vote of stockholders, while the former bylaws provided that directors were elected by a majority vote; and

•the Amended and Restated Bylaws provide that special meetings of directors may be called upon 24 hours’ notice, while the former bylaws provided for 3 business days’ notice.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.

3.1	Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: January 15, 2025	By: /s/David Sealock
Name:David Sealock
Title:Chief Executive Officer